Exhibit 24.1
POWER OF ATTORNEY
Each of the undersigned directors and officers of eFUNDS CORPORATION, a Delaware corporation, hereby constitutes and appoints Paul F. Walsh, George W. Gresham and Steven F. Coleman, and each of them, as his or her true and lawful attorneys-in-fact, with full power to act without the other, to sign the Company’s annual report on Form 10-K for the year ended December 31, 2005, and any and all amendments to such report, and to file the same and any such amendments, together with any exhibits, and any other documents required in connection with such filing, with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934.

Date
/s/ Paul F. Walsh Paul F. Walsh, Chairman And Chief Executive Officer	Jan. 28, 2006

/s/Richard J. Almeida Richard J. Almeida, Director	1/23/06

/s/ John J. Boyle III John J. (Jack) Boyle III, Director	1/17/06

/s/ Janet M. Clarke Janet M. Clarke, Director	1/11/2006

/s/ Richard J. Lehmann Richard J. Lehmann, Director	1/10/06

/s/ Robert C. Nakasone Robert C. Nakasone, Director	1/11/06

/s/ Sheila A. Penrose Sheila A. Penrose, Director	Jan 14 2006

/s/ HA Tyabji Hatim A. Tyabji, Director	1-18-2006